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                                                                    EXHIBIT 21.1

                  SUBSIDIARIES OF THE MAJESTIC STAR CASINO, LLC

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                                                                 JURISDICTION
                                                             OF INCORPORATION OR
                  NAME                                           ORGANIZATION
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

1. The Majestic Star Capital Corp.                                Indiana
2. Majestic Star Capital Corp. II                                 Indiana
3. Barden Colorado Gaming, LLC                                    Colorado
4. Barden Mississippi Gaming, LLC                                 Mississippi
5. Buffington Harbor Parking Associates, LLC                      Delaware
6. Buffington Harbor Riverboats, LLC                              Delaware
7. The Majestic Star Casino II, Inc.                              Delaware
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